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                                  As filed with the Commission on April 30, 2002
                                                      1940 Act File No. 811-7774

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940         X

                               Amendment No. 43                         X

                            BT INVESTMENT PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)

                                One South Street
                            Baltimore, Maryland 21202
                (Address of Principal pursuant Executive Offices)

                                 (410) 895-5000
                         (Registrant's Telephone Number)

Daniel O. Hirsch, Esq.                      Copies to: Burton M. Leibert, Esq.
One South Street                                       Willkie Farr & Gallagher
Baltimore, Maryland  21202                             One Citicorp Center
(Name and Address of Agent for Service)                153 East 53rd Street
                                                       New York, New York 10022

                                Explanatory Note

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

BT Investment Portfolios comprises eight portfolios. This Amendment to the Registration Statement relates only to Liquid Assets Portfolio, EAFE Equity Index Portfolio, U.S. Bond Index Portfolio and Quantitative Equity Portfolio.

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BT Investment Portfolios
Liquid Assets Portfolio
EAFE Equity Index Portfolio
U.S. Bond Index Portfolio
Quantitative Equity Portfolio


PART A

Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS.
Beneficial interests in the BT Investment Portfolios (the "Trust") are divided into separate series, each having distinct investment objectives and policies, four of which, Liquid Assets Portfolio, EAFE(R) Equity Index Portfolio, U.S. Bond Index Portfolio and Quantitative Equity Portfolio (each a "Portfolio" and collectively, the "Portfolios"), are described herein.

The investment objective of Quantitative Equity Portfolio is a fundamental policy which may only be changed by a majority vote of the investors in the Portfolio. The investment objective of each other Portfolio may be changed without shareholder approval. The investment objective of each Portfolio is as follows:

LIQUID ASSETS PORTFOLIO
The Portfolio seeks a high level of current income consistent with liquidity and the preservation of capital by investing primarily in high quality money market instruments.

EAFE(R) EQUITY INDEX PORTFOLIO
The Portfolio seeks to replicate, as closely as possible, before the deduction of expenses, the performance of the MSCI EAFE(R) Index, which emphasizes stocks of companies in the major markets in Europe, Australasia and the Far East. The Portfolio invests for capital appreciation, not income; any dividend and interest income is incidental to the pursuit of its objective.

U.S. BOND INDEX PORTFOLIO
The Portfolio seeks to replicate, as closely as possible, before the deduction of expenses, the performance of the Lehman Brothers Aggregate Bond Index, which emphasizes government mortgage-backed securities and corporate investment grade debt securities.

QUANTITATIVE EQUITY PORTFOLIO
The Portfolio seeks a total return greater than that of the S&P 500 Index. The Portfolio invests for long-term capital appreciation, not income; any dividend and interest income is secondary to the pursuit of its objective.

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There can be no assurance that the investment objective of the Portfolios will be achieved. Additional information about the investment policies of the Portfolios appear in Part B of this Registration Statement. The Registrant incorporates by reference information concerning the Portfolios' investment objectives and policies and risk factors associated with investments in the Portfolios from the sections entitled "Objective," "Strategy," "Principal Investments," "Investment Process," "Risks," and "Organizational Structure," in the prospectuses of Liquid Assets Fund Institutional, EAFE Equity Index Fund - Premier Class, U.S. Bond Index Fund - Premier Class, Quantitative Equity Fund--Institutional Class and Quantitative Equity Fund--Investment Class (each a "Feeder Fund") in each Feeder Fund's current prospectus (the "Feeder Fund's Prospectus"). The prospectus for Liquid Assets Fund Institutional was last filed with the Securities and Exchange Commission (the "Commission") in Post-Effective Amendment No. 35 to the Registration Statement of BT Institutional Funds on April 30, 2002 (File No. 33-34079). The prospectuses for EAFE(R) Equity Index Fund - Premier Class and U.S. Bond Index Fund - Premier Class were last filed with the Commission in Post-Effective Amendment No. 12 to the Registration Statement of BT Advisor Funds on April 29, 2002 (File No. 33-45973). The prospectuses for Quantitative Equity Fund were last filed with the Commission in Post-Effective Amendment No. 89 to the Registration Statement of BT Investment Funds on April 30, 2002 (File No. 33-07404).

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

Capitalized terms used in this Part A have the same meaning as in the Feeder Funds' prospectuses. Registrant incorporates by reference information concerning the management of the Portfolios from the sections entitled "Annual Fund Operating Expenses" and "Management of the Fund" in each Feeder Fund's Prospectus.

The Trust is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolios. Investments in the Portfolios may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolios (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of each Portfolio. However, the risk of an investor in the Portfolios incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and each Portfolio itself was unable to meet its obligations.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Currently, the Trust has eight series: Asset Management Portfolio II, Asset Management Portfolio III, Liquid Assets Portfolio, EAFE Equity Index Portfolio, U.S. Bond Index Portfolio, PreservationPlus Portfolio, PreservationPlus Income Portfolio, and Quantitative Equity Portfolio.

Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention

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to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances, (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning each Portfolio's capital stock from the sections entitled "Calculating the Fund's Share Price," "Buying and Selling Fund Shares," and "Dividends and Distributions," and "Tax Considerations" in each Feeder Fund's Prospectus.

ITEM 7.  SHAREHOLDER INFORMATION.
Registrant incorporates by reference information concerning computation of net asset value and valuation of each Portfolio's assets from sections entitled "Calculating the Fund's Share Price" and "Buying and Selling Fund Shares" in each Feeder Fund's Prospectus.

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Each Portfolio may, at its own option, accept securities in payment for interests. The securities delivered in payment for interests are valued by the method described under `Purchase Redemption and Pricing of Securities' in Part B as of the day the Portfolio receives the securities. This is a taxable transaction to the investor. Securities may be accepted in payment for interests only if they are, in the judgment of the Advisor, appropriate investments for the Portfolio. In addition, securities accepted in payment for interests must:
(i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over the counter market or by readily available market quotations from a dealer in such securities. Each Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for its interests.

An investment in the Portfolios may be made without a sales load. All investments are made at the net asset value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The net asset value of the Portfolio is determined on

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each day the New York Stock Exchange (`NYSE') is open for business (`Portfolio
Business Day'). The NYSE is open every week, Monday through Friday, except when the following holidays are celebrated: New Year's Day, Martin Luther King, Jr. Day (the third Monday in January), President's Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), Independence Day, Labor Day (the first Monday in September), Thanksgiving Day (the fourth Thursday in November) and Christmas Day. Each Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

Liquid Assets Portfolio's securities are valued at amortized cost, which the Trustees of the Trust have determined in good faith, constitutes fair value for the purposes of complying with the 1940 Act. This valuation method will continue to be used with respect to the Liquid Assets Portfolio until such time as the Trustees of the Trust determine that it does not constitute fair value for such purposes. The portfolio securities of EAFE(R) Equity Index Portfolio and U.S. Bond Index Portfolio are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

There is no minimum initial or subsequent investment in the Portfolios. However, because the Portfolios intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).

An investor in the Portfolios may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolios by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolios in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolios reserve the right to pay redemptions in kind. Investments in the Portfolios may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Trust and ICC Distributors, Inc. (`ICCD') reserve the right to cease accepting investments in the Portfolios at any time or to reject any investment order. The placement agent for the Trust is ICCD. The principal business address of ICCD is Two Portland Square, Portland, Maine 04101. ICCD receives no additional compensation for serving as the placement agent for the Trust.

Registrant incorporates by reference information concerning the dividends and distributions and tax consequences from the sections entitled "Dividends and Distributions" and "Tax Considerations" in each Feeder Fund's Prospectus.

Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxed on its share (as determined in accordance with the governing instruments of the Portfolios) of the Portfolios'

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ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the `Code'), and regulations promulgated thereunder.

It is intended that the Portfolios' assets, income and distributions will be managed in such a way that an investor in the Portfolios will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolios.

ITEM 8.  DISTRIBUTION ARRANGEMENTS

The Registrant incorporates by reference information concerning its Master-Feeder structure from the sections entitled "Organizational Structure" in each Feeder Fund's Prospectus.

BT Investment Portfolios
Liquid Assets Portfolio
EAFE Equity Index Portfolio
U.S. Bond Index Portfolio
Quantitative Equity Portfolio

PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

The Prospectus of the Liquid Assets Portfolio, EAFE(R) Equity Index Portfolio, U.S. Bond Index Portfolio and Quantitative Equity Portfolio (each a "Portfolio"), each a series of BT Investment Portfolios, dated April 30, 2002, which may be amended from time to time, provides the basic information investors should know before investing. This SAI, which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Portfolios and should be read in conjunction with the Prospectus. You may request a copy of a prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Portfolios at 1-800-730-1313

TABLE OF CONTENTS
-----------------
GENERAL INFORMATION AND FUND HISTORY
DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS
MANAGEMENT OF THE FUND
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
INVESTMENT ADVISORY AND OTHER SERVICES
BROKERAGE ALLOCATION AND OTHER PRACTICES
CAPITAL STOCK AND OTHER SECURITIES
PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED
TAXATION OF THE FUND
UNDERWRITERS
CALCULATION OF PERFORMANCE DATA

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FINANCIAL STATEMENTS

ITEM 11.  GENERAL INFORMATION AND HISTORY.

The Trust was organized as a trust under the laws of the State of New York on March 27, 1993.

ITEM 12.  DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS.
The Trust is a no-load, open-end management investment company. Registrant incorporates by reference information concerning the investment policies and limitations of the Portfolios from the sections entitled "Investment Objectives, Policies and Restrictions" in the Statement of Additional Information of BT Investment Funds - Quantitative Equity Fund, BT Institutional Funds -- Liquid Assets Fund Institutional, and BT Advisor Funds---EAFE(R) Equity Index Fund - Premier Class and U.S. Bond Index Fund - Premier Class (each a "Feeder Fund") (each the "Feeder Fund's SAI"). Capitalized terms used in this Part B have the same meaning as in the Feeder Funds' SAIs. The SAI for Liquid Assets Fund Institutional was last filed with the Securities and Exchange Commission (the "Commission") in Post-Effective Amendment No. 35 to the Registration Statement of BT Institutional Funds on April 30, 2002 (File No. 33-34079). The SAI for EAFE(R) Equity Index Fund - Premier Class and U.S. Bond Index Fund - Premier Class was last filed with the Commission in Post-Effective Amendment No. 12 to the Registration Statement of BT Advisor Funds on April 29, 2002 (File No. 33-45973). The SAI for Quantitative Equity Fund was last filed with the Commission in Post-Effective Amendment No. 89 to the Registration Statement of BT Investment Funds on April 30, 2002 (File No. 33-07404).

ITEM 13.  MANAGEMENT OF THE FUND.
Registrant incorporates by reference information concerning the management of the Portfolios from the section entitled "Management of the Trusts" in each Feeder Fund's SAI.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
As of April 1, 2002, Liquid Assets Fund Institutional owned approximately 100% of the value of the outstanding interests in the Liquid Assets Portfolio. As of April 1, 2002, EAFE(R) Equity Index Fund - Premier Class owned approximately 100% of the value of the outstanding interests in the EAFE Equity Index Portfolio. As of April 1, 2002, U.S. Bond Index Fund -- Premier Class owned approximately 84% of the value of the outstanding interests in the U.S. Bond Index Portfolio. As of April 1, 2002, Quantitative Equity Fund owned approximately 100% of the value of the outstanding interests in the Quantitative Equity Portfolio. Because each Feeder Fund controls its Portfolio, it may take actions without the approval of any other investor in its Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.
Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of each Portfolio from the section entitled "Management of the Trusts " in each Feeder Fund's SAI.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

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Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolios from the section entitled "Investment Objectives, Policies and Restrictions--Brokerage Commissions" in each Feeder Fund's SAI.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series, such as the Portfolios. No series of the Trust has any preference over any other series. Investors in the Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolios. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the net assets of the Portfolio available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred.

Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment. The Portfolios and the other series of the Trust will all vote together in certain circumstances (e.g., election of the Trust's Trustees and auditors, as required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolio, or in the series, would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Portfolios will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Trust's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Trust, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolio's investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolios), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolios) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Trust by written notice to its investors.

Investors in the Portfolios or any other series of the Trust will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss

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on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations with respect to any series thereof.

The Declaration of Trust further provides that obligations of each Portfolio or any other series of the Trust are not binding upon the Trustees individually but only upon the property of the Portfolio or other series of the Trust, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees, principal underwriters and accountants. Upon liquidation or dissolution of any series of the Trust, the investors in that series would be entitled to share pro rata in the net assets of that series available for distribution to investors.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED. Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 7, "Shareholder Information" in Part A of this Registration Statement

Registrant incorporates by reference information concerning the method followed by the Portfolios in determining their net asset value and the timing of such determinations from the sections entitled "Valuation of Securities; Redemptions and Purchases in Kind" in each Feeder Fund's SAI.

ITEM 19. TAXATION OF THE FUND.
Registrant incorporates by reference information concerning the taxation of the Portfolios from the section entitled "Taxation" in each Feeder Fund's SAI.

It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in a Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

ITEM 20. UNDERWRITERS.

The placement agent for the Trust is ICCD, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.

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ITEM 21.  CALCULATION OF PERFORMANCE DATA.
Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
Quantitative Equity Portfolio's financial statements are hereby incorporated by reference from the Annual Report of BT Investment Funds - Quantitative Equity Fund dated December 31, 2001 (File Nos. 33-07404; 811-4760) and have been included in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, as experts in accounting and auditing.

Liquid Assets Portfolio's financial statements are hereby incorporated by reference from the Annual Report of BT Institutional Funds -- Liquid Assets Fund Institutional dated December 31, 2001 (33-34079 and 811-6071) and have been included in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, as experts in accounting and auditing.

The financial statements of EAFE(R) Equity Index Portfolio and U.S. Bond Index Portfolio are hereby incorporated by reference from BT Advisor Funds' Annual Report dated December 31, 2001 (File Nos. 33-62103 and 811-7347) and have been included in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, as experts in accounting and auditing.

PART C

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

(a)  Declaration of Trust of the Registrant; 2
     (i)      First Amendment to Declaration of Trust; *
     (ii)     Second Amendment to Declaration of Trust; *
     (iii)    Third Amendment to Declaration of Trust; *
     (iv)     Fourth Amendment to Declaration of Trust; *
     (v)      Fifth Amendment to Declaration of Trust; *
     (vi)     Sixth Amendment to Declaration of Trust; *
     (vii)    Amendment No. 7 to Declaration of Trust; 4
     (viii)   Amendment No. 8 to Declaration of to Declaration of Trust; 7
     (ix)     Amendments No. 9, 10, and 11 to Declaration of Trust; 6
     (x)      Amendment No. 12 to Declaration of Trust; 10
     (xi)     Amendment No. 13 to Declaration of Trust; 10
     (xii)    Amendment No. 14 to Declaration of Trust; 10
     (xiii)   Amendment No. 15 to Declaration of Trust; 10
     (xiv)    Amendment No. 16 to Declaration of Trust; 11
     (xv)     Amendment No. 17 to Declaration of Trust - filed herewith;
(b)  By-laws of the Registrant; 2
(c)  Instrument Defining Rights of Security Holders -- Not Applicable;


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(d)  Investment Advisory Agreement dated April 30, 2001, between the Registrant and Deutsche Asset Management, Inc.; 13
(e)  Not Applicable;
(f)  Not Applicable;
(g) Custodian Agreement between Bankers Trust Company and BT Investment Portfolios; 5
     (i)   Amendment #6 to Exhibit A of the Custodian Agreement; 13
(h) Administration Agreement between Registrant and Investment Company Capital Corp. dated as of July 1, 2001; 13

     (i) Expense Limitation Agreement among the Registration, Deutsche Asset Management, Inc. and Investment Company Capital Corp. dated as of July 1, 2001; 13

     (ii) Expense Limitation Agreement dated April 30, 2001 among Bankers Trust Company, Deutsche Asset Management, Inc., BT Advisor Funds, and BT Investment Portfolios, on behalf of EAFE Equity Index Portfolio, Small Cap Index Portfolio and U.S. Bond Index Portfolio; 13

     (iii) Expense Limitation Agreement dated April 30, 2001, among Bankers Trust Company, Deutsche Asset Management, Inc., BT Institutional Funds, Cash Management Portfolio, Treasury Money Portfolio, Investment Portfolios, on behalf of Liquid Assets Portfolio; 13

     (iv) Expense Limitation Agreement dated April 30, 2001 among Bankers Trust Company, Deutsche Asset Management, Inc., BT Investment Funds, Cash Management Portfolio, Treasury Money Portfolio, International Equity Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio and BT Investment Portfolios, on behalf of Small Cap Portfolio, Asset Management Portfolio #2, Asset Management Portfolio #3, Quantitative Equity Portfolio and PreservationPlus Income Portfolio; 13

     (v) Expense Limitation Agreement dated April 30, 2001, among Bankers Trust Company, Deutsche Asset Management, Inc., BT Pyramid Mutual Funds and BT Investment Portfolios, on behalf of PreservationPlus Portfolio; 13

(i)  Legal Opinions - Not Applicable;
(j)  Other Opinions - Not Applicable;
(k)  Financial Statement Schedules - Not Applicable;
(l)  Investment Representation letters of initial investors; 1
     (i) Investment Representation Letters of Initial Investors, EAFE(R)Equity Index Portfolio, U.S. Bond Index Portfolio, Equity 500 Equal Weighted Index Portfolio, Small Cap Index Portfolio; 3
(m)  Rule 12b-1 Plan - Not Applicable.
(n)  Rule 18f-3 Plan - Not Applicable;
(o)  Reserved.
(p) Portfolio and Advisor Codes of Ethics - filed herewith, and Exclusive Placement Agent Codes of Ethics; 11
(q)  Power of attorney - filed herewith.

     *    Previously Filed.


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1.   Incorporated by reference to the Registrant's registration statement on
     Form N-lA ("Registration Statement") as filed with the Commission on June 7, 1993.
2. Incorporated by reference to Amendment No. 9 to Registrant's Registration Statement as filed with the Commission on August 1, 1995.
3. Incorporated by reference to Amendment No. 10 to Registrant's Registration Statement as filed with the Commission on January 1, 1996.
4. Incorporated by reference to Amendment No. 14 to Registrant's Registration Statement as filed with the Commission on January 30, 1997.
5. Incorporated by reference to Amendment No. 15 to Registrant's Registration Statement as filed with the Commission on February 28, 1997.
6. Incorporated by reference to Amendment No. 18 to Registrant's Registration Statement as filed with the Commission on May 19, 1997.
7. Incorporated by reference to Amendment No. 17 to Registrant's Registration Statement as filed with the Commission on April 16, 1997.
8. Incorporated by reference to Amendment No. 35 to Registrant's Registration Statement as filed with the Commission on December 23, 1999.
9. Incorporated by reference to Amendment No. 36 to Registrant's Registration Statement as filed with the Commission on January 31, 2000.
10. Incorporated by reference to Amendment No. 37 to Registrant's Registration Statement as filed with the Commission on April 28, 2000.
11. Incorporated by reference to Amendment No. 38 to Registrant's Registration Statement as filed with the Commission June 26, 2000.
12. Incorporated by reference to Amendment No. 39 to Registrant's Registration Statement as filed with the Commission January 29, 2001.
13. Incorporated by reference to Amendment No. 40 to Registrant's Registration Statement as filed with the Commission on January 28, 2002.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND

None.

ITEM 25.  INDEMNIFICATION.

Incorporated by reference to Post-Effective Amendment No. 11 to Registrant's Registration Statement as filed with the Commission on January 29, 1996.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISOR.

All of the information required by this item is set forth in the Form ADV, as amended, of Deutsche Asset Management Investment Services Limited (formerly Morgan Grenfell Investment Services Limited) (File No. 801-12880) and in the Form ADV, as amended, of Deutsche Asset Management, Inc. (formerly Morgan Grenfell Inc.) (File No. 801-27291). The following sections of each such Form ADV are incorporated herein by reference:


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

(a)  Items 1 and 2 of Part II

(b)  Section 6, Business Background, of each Schedule D.

ITEM 27. PRINCIPAL UNDERWRITERS.

(a) ICC Distributors, Inc., the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies: BT Investment Funds, BT Advisor Funds, BT Institutional Funds, BT Pyramid Mutual Funds, Cash Management Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Asset Management Portfolio, BT Investment Portfolios, Deutsche Bank Alex. Brown Cash Reserve Fund, Inc., Flag Investors Communications Fund, Inc., Emerging Growth Fund, Inc., Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Real Estate Securities Fund, Inc., Flag Investors Equity Partners Fund, Inc., Flag Investors Series Funds, Inc., Deutsche Investors Funds, Inc. (formerly known as Flag Investors Funds, Inc.), Deutsche Investors Portfolios Trust (formerly known a Flag Investors Portfolios Trust), and Morgan Grenfell Investment Trust.

(b) Unless otherwise stated, the principal business address for the following persons is Two Portland Square, Portland, Maine 04101.

(1)                     (2)                            (3)
Name & Principal        Position & Offices with        Position & Offices with
Business Address        Distributor                    the Registrant
----------------        -----------------------        -----------------------
John Y. Keffer          President and Director                 None
David R. Keffer         Director                               None
Ronald H. Hirsch        Treasurer                              None
Nanette K. Chern        Chief Compliance Officer               None
David I. Goldstein      Secretary                              None
Benjamin L. Niles       Vice President                         None
Frederick Skillin       Assistant Treasurer                    None
Dana A. Lukens          Assistant Secretary                    None

(c)  None

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.

Registrant: One South Street, Baltimore, MD  21202.

Advisor: Deutsche Asset Management, Inc., 280 Park Avenue, New York, NY 10017

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

Custodian: Bankers Trust Company, c/o BTNY Services, Inc. 100 Plaza One, Jersey City, New Jersey 07311.

Administrator and Transfer Agent: Investment Company Capital Corp., One South Street, Baltimore, Maryland 21230

Sub-Transfer Agent and Sub-Dividend Distribution Agent: DST, 127 West 10th Street, Kansas City, MO 64105.

Placement Agent: ICC Distributors, Inc., Two Portland Square, Portland, ME
04101.

ITEM 29. MANAGEMENT SERVICES.

Not Applicable

ITEM 32. UNDERTAKINGS.

Not Applicable

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

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant, BT INVESTMENT PORTFOLIOS, has duly caused this Amendment No. 16 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, duly authorized, in the City of Baltimore and State of Maryland, on the 30th day of April, 2002.

                                          BT INVESTMENT PORTFOLIOS


                                  By:     /s/ RICHARD T. HALE
                                          by Daniel O. Hirsch, Attorney in Fact*
                                          --------------------------------------
                                          Richard T. Hale, President*
                                          April 30, 2002


*  By Power of Attorney dated December 4, 2001 - filed herewith.





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